Exhibit 99.1

CSS INDUSTRIES, INC.

DEFERRED COMPENSATION PLAN

Effective as of February 1, 2017

CSS INDUSTRIES, INC.

DEFERRED COMPENSATION PLAN

ARTICLE I - PURPOSE; EFFECTIVE DATE

1.1.
Purpose. The purpose of this Plan is to permit a select group of highly compensated employees of the Employer to defer the receipt of income which would otherwise become payable to them. It is intended that this Plan, by providing these eligible individuals an opportunity to defer the receipt of income, will assist in retaining and attracting individuals of exceptional ability. The Plan also provides the Company with the ability to make discretionary matching contributions and discretionary employer contributions on behalf of designated Participants. All capitalized terms in this Article I shall have the meaning ascribed to such as set forth in Article II of the Plan.

1.2.
Effective Date. This Plan shall become effective as of February 1, 2017. It is the intent that all of the amounts deferred and benefits provided under this Plan will be subject to the terms of section 409A of the Code.

1.3.
Plan Type. For purposes of section 409A of the Code, the portion of the amounts deferred by the Participants and benefits attributable thereto, shall be considered an elective account balance plan as defined in Treas. Reg. §1.409A -1(c)(2)(i)(A), or as otherwise provided by the Code; and the portion of the amounts deferred as matching or employer contributions and benefits attributable thereto, shall be considered a nonelective account balance plan as defined in Treas. Reg. §1.409A -1(c)(2)(i)(B), or as otherwise provided by the Code.

ARTICLE II - DEFINITIONS

For the purpose of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

2.1.
Account(s). “Account(s)” means the account or accounts maintained on the books of the Company used solely to calculate the amount payable to each Participant under this Plan and shall not constitute a separate fund of assets. Account(s) shall be deemed to exist from the time amounts are first credited to such Account(s) until such time that the entire Account balance has been distributed in accordance with this Plan. The Accounts available for each Participant shall be identified as:

a)	Retirement Account; and,

b)	In-Service Account, provided that each Participant may maintain up to -----two (2) In-Service Accounts based on selecting different times and/or form of payments as selected under Article V, below.

2.2.	Beneficiary. “Beneficiary” means the person, persons or entity as designated by the Participant, entitled under Article VI to receive any Plan benefits payable after the Participant’s death.

2.3.	Board. “Board” means the Board of Directors of the Company.

2.4.	Change in Control. A “Change in Control” shall be deemed to occur if:

a)
any “person” (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (other than persons who are stockholders on the effective date of the Plan) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change in Control shall not be deemed to occur as a result of a change of ownership resulting from the death of a stockholder, and a Change in Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote);

b)
the consummation of a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); or

c)	the consummation of a sale or other disposition of all or substantially all of the assets of the Company.
Notwithstanding anything herein, a Change in Control shall only be deemed to be a Change in Control for purposes of the Plan if it is a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of section 409A of the Code and Treas. Reg. §1.409A-3(i)(5) and other applicable guidance.

2.5.
Code. “Code” means the Internal Revenue Code of 1986, as may be amended from time to time. Any reference in this Plan to “applicable guidance”, “further guidance” or other similar term shall include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to or in connection with section 409A by the U.S. Department of Treasury or the Internal Revenue Service.

2.6.	Committee. “Committee” means the Deferred Compensation Plan Committee or such other committee appointed by the Board to administer the Plan pursuant to Article VII.

2.7.	Company. “Company” means CSS Industries, Inc., a Delaware corporation.

2.8.
Compensation. “Compensation” means the annual base salary payable to a Participant with respect to employment services performed for the Employer by the Participant and considered to be “wages” for purposes of federal income tax withholding. For purposes of this Plan only, Compensation shall be calculated before reduction for any amounts deferred by the Participant pursuant to the Employer’s tax qualified plans which may be maintained under section 401(k) or section 125 of the Code, or pursuant to this Plan or any other non-qualified plan which permits the voluntary deferral of compensation.

2.9.
Deferral Commitment. “Deferral Commitment” means a commitment made by a Participant to defer a portion of Compensation as set forth in Article III. The Deferral Commitment shall specify the Account or Accounts to which the Compensation deferred shall be credited. Such designation shall be made in the form of a whole percentage. Any Deferral Commitment shall be made in a form and at a time deemed acceptable to the Committee.

2.10.
Deferral Period. “Deferral Period” with respect to Compensation means each calendar year, except that (i) the Deferral Period for the 2017 calendar year shall be the period between February 1, 2017 and December 31, 2017 and (ii) if a Participant first becomes eligible after the beginning of a calendar year, the initial Deferral Period shall be the period after the Deferral Commitment becomes effective.

2.11.	Determination Date. “Determination Date” means each business day.

2.12.
Distribution Election. “Distribution Election” means the form prescribed by the Committee and completed by the Participant, indicating the chosen form of payment for benefits payable from each Account under this Plan, as elected by the Participant.

2.13.
Discretionary Contribution. “Discretionary Contribution” means the Company contribution credited to a Participant’s Account(s) under Section 4.5 below, as determined by the Board or the HRC in its sole discretion.

2.14.	Employer. “Employer” means the Company and each Participating Employer.

2.15.	HRC. “HRC” means the Human Resources Committee of the Board.

2.16.
Interest. “Interest” means the amount credited to or charged against a Participant’s Account(s) on each Determination Date, which shall be based on the Valuation Funds chosen by the Participant as provided in Section 2.25, below and in a manner consistent with Section 4.3, below. Such credits or charges to a Participant’s Account may be either positive or negative to reflect the increase or decrease in value of the Account in accordance with the provisions of this Plan.

2.17.
Matching Contribution. “Matching Contribution” means the Company contribution which may be credited to a Participant’s Account(s) under Section 4.4 below, as determined by the Board or the HRC in its sole discretion.

2.18.
Participant. “Participant” means any individual who is eligible, pursuant to Section 3.1, below, to participate in this Plan, and who either, has elected to defer Compensation under this Plan in accordance with Article III, below, or who is determined by the Board or the HRC in its sole discretion as being eligible to receive a Discretionary Contribution. Such individual shall remain a Participant in this Plan for the period of deferral, or credit, and until such time as all benefits payable under this Plan have been paid in accordance with the provisions hereof.

2.19.
Participating Employer. “Participating Employer” means each subsidiary of the Company that is listed on the attached Exhibit B, which subsidiary the Board or the HRC has determined is a “Participating Employer” in the Plan and each additional subsidiary that the Board or the HRC subsequently determines shall become a “Participating Employer” in the Plan.

2.20.	Plan. “Plan” means this CSS Industries, Inc. Deferred Compensation Plan, as may be amended from time to time.

2.21.
Retirement. “Retirement” means the termination of a Participant’s employment with the Employer, for reasons other than death, on or after attainment of age fifty (50) with at least five (5) years of continuous service with the Employer, including service with the Employer prior to the effective date of the Plan.

2.22.
Specified Employees. “Specified Employees” means a Participant who is determined by the Committee, in accordance with the Company’s policies, to be a “specified employee” under the provisions of Treas. Reg. §1.409A-1(i) and other applicable guidance, provided that the Company (or a member of the same group of controlled entities as the Company) is publicly traded on an established stock exchange.

2.23.
Termination. “Termination”, “terminates employment” or any other similar such phrase means a Participant’s “separation from service” with the Employer, for any reason, within the meaning of section 409A of the Code, and Treas. Reg. §1.409A-1(h) and other applicable guidance.

2.24.
Unforeseeable Emergency. “Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or as otherwise provided under the provisions of Treas. Reg. §1.409A-3(i)(3) and other applicable guidance.

2.25.
Valuation Funds. “Valuation Funds” means one or more of the independently established funds or indices that are identified and listed by the Committee. These Valuation Funds are used solely to calculate the Interest that is credited to each Participant’s Account(s) in accordance with Article IV, below, and does not represent, nor should it be interpreted to convey any beneficial interest on the part of the Participant in any asset or other property of the Company or any other Employer. The determination of the increase or decrease in the performance of each Valuation Fund shall be made by the Committee in its reasonable discretion. The Committee shall select the various Valuation Funds available to the Participants with respect to this Plan and shall set forth a list of these Valuation Funds attached hereto as Exhibit A, which may be amended from time to time in the discretion of the Committee without the need for an amendment to this Plan.

ARTICLE III - ELIGIBILITY AND PARTICIPATION

3.1.	Eligibility and Participation.

a)
Eligibility.    Eligibility to participate in the Plan shall be limited to those select key employees of the Employer who are designated by the Board, the HRC or the Committee from time to time as eligible to participate.

b)
Participation. An individual’s participation in the Plan shall be effective upon the individual first becoming eligible to participate, and the earlier of: (a) a contribution under this Plan being made on behalf of the Participant by the Company or (b) the completion and submission of a Deferral Commitment, an Allocation Form, and a Distribution Election to the Committee at a time and in a form determined by the Committee.

c)
First Year of Participation. Only as expressly permitted by the Board, the HRC or the Committee, in its sole discretion, an individual may first become eligible to participate in this Plan, and provided the individual is not a participant (or otherwise eligible to participate) in another plan sponsored by any Employer which is considered to be of a similar type as defined in Treas. Reg. §1.409A-1(c)(2)(i)(A) or (B), or as otherwise provided by applicable guidance, a Deferral Commitment may be submitted to the Committee within thirty (30) days after the individual first becoming eligible to participate in the Plan. Such Deferral Commitment will be effective only with regard to Compensation earned and paid with respect to services performed following submission of the Deferral Commitment to the Committee.

3.2.
Form of Deferral Commitment. A Participant may elect to make a Deferral Commitment at such time and in such form as determined by the Committee, but in no event later than the date on which the election is required to become irrevocable as set forth in this Article or otherwise required by section 409A of the Code and applicable guidance. The Deferral Commitment shall specify the following:

a)
Timing of Deferral Election. The Participant shall make an election to defer Compensation by filing a Deferral Commitment with the Committee, and such election shall become irrevocable no later than the last day of the calendar year prior to the Deferral Period, except as provided in Section 3.1(c), above.

b)
Deferral Amounts; Accounts. A Deferral Commitment shall be made with respect to the Compensation payable by the Employer to a Participant during the Deferral Period, and shall designate the portion of each deferral that shall be allocated among the various Retirement or In-Service Accounts. In addition, no amounts shall be deferred into an In-Service Account during a Deferral Period when amounts are scheduled to be made from such In-Service Account and until such time as that entire In-Service Account balance has been completely distributed. Notwithstanding anything to the contrary, for purposes of this Plan only, base salary attributable to the final pay period of any calendar year shall be deemed to be earned in the subsequent calendar year, provided the amounts are in fact paid (or payable) in the subsequent calendar year under the Employer’s normal compensation practices. The Participant shall set forth the amount to be deferred in the manner provided by the Committee.

c)
Allocation to Valuation Funds. The Participant shall specify in a separate form (known as the “Allocation Form”) filed with the Committee, the Participant’s initial allocation of the amounts deferred into each Account among the various available Valuation Funds.

d)	Maximum Deferral. The maximum amount of Compensation that may be deferred shall be fifty percent (50%).

3.3.
Period of Commitment. Any Deferral Commitment made by a Participant with respect to Compensation shall remain in effect for the next succeeding Deferral Period, and shall remain in effect for all future Deferral Periods unless revoked or amended in writing by the Participant and delivered to the Committee prior to the time determined by the Committee but in no event later than the date on which the election is required to become irrevocable as set forth in this Article or otherwise required by section 409A of the Code and applicable guidance.

3.4.
Irrevocability of Deferral Commitment. A Deferral Commitment shall become irrevocable by the Participant as of the last day on which an election may be made under the terms of this Plan and during the following Deferral Period.

3.5.
Change in Status. If the Committee or the HRC determines that a Participant’s employment performance is no longer at a level that warrants reward through participation in this Plan, but does not terminate the Participant’s employment with the Employer, the Participant’s existing Deferral Commitment shall terminate at the end of the Deferral Period, and no new Deferral Commitment may be made by such Participant after notice of such determination is given by the Committee or the HRC, unless the Participant later satisfies the requirements of Section 3.1.

3.6.
Defaults in Event of Incomplete or Inaccurate Deferral Documentation. In the event that a Participant submits a Deferral Commitment, Allocation Form or Distribution Election to the Committee that contains information necessary to the efficient operation of this Plan which, in the sole discretion of the Committee, is missing, incomplete or inaccurate, the Committee shall be authorized to treat such form as if the following elections had been made by the Participant, and such information shall be communicated to the Participant:

a)	If no Account is listed - treat as if the Retirement Account was elected;

b)	If Accounts listed equal less than 100% - treat as if the balance was deferred into Retirement Account;

c)	If Accounts listed equal more than 100% -proportionately reduce each Account to equal 100%;

d)	If no Valuation Fund is selected - treat as if the Money Market Fund was elected;

e)	If Valuation Fund(s) selected equal less than 100% - treat as if the Money Market Fund was elected for remaining balance;

f)	If Valuation Fund(s) selected equal more than 100% - proportionately reduce each Valuation Fund to equal 100%;

g)	If no Distribution Election is chosen -treat as if lump sum was elected for In-Service Account and lump sum was elected for Retirement Account; and,

h)	If no time of payment is chosen for In-Service Account -treat as if the earliest possible date available under the provisions of Section 5.2 below was elected.

ARTICLE IV - DEFERRED COMPENSATION ACCOUNT

4.1.
Accounts. The Compensation deferred by a Participant under the Plan, any Matching Contributions or Discretionary Contributions and Interest shall be credited to the Participant’s Account(s) as selected by the Participant, or as otherwise provided in this Plan. Separate accounts may be maintained on the books of the Company to reflect the different Accounts chosen by the Participant, and the Participant shall designate the portion of each deferral that will be credited to each Account as set forth in Section 3.2, above. These Accounts shall be used solely to calculate the amount payable to each Participant under this Plan and shall not constitute a separate fund of assets.

4.2.
Timing of Credits; Withholding. A Participant’s deferred Compensation shall be credited to each Account designated by the Participant as soon as practical after the date the Compensation deferred would have otherwise been payable to the Participant. Any Matching Contribution and Discretionary Contributions shall be credited to the appropriate Account(s) as provided by the Board or the HRC. Any withholding of taxes or other amounts with respect to deferred Compensation or other amounts credited under this Plan that is required by local, state or federal law shall be withheld from the Participant’s corresponding non-deferred portion of the Compensation to the maximum extent possible, and any remaining amount shall reduce the amount credited to the Participant’s Account in a manner specified by the Committee and consistent with section 409A and applicable guidance.

4.3.
Valuation Funds. A Participant shall designate, at a time and in a manner acceptable to the Committee, one or more Valuation Funds for each Account for the sole purpose of determining the amount of Interest to be credited or debited to such Account. Such election shall designate the portion of each deferral of Compensation made into each Account that shall be allocated among the available Valuation Fund(s), and such election shall apply to each succeeding deferral of Compensation until such time as the Participant shall file a new election with the Committee. Upon notice to the Committee, Participants shall also be permitted to reallocate the balance in each Valuation Fund among the other available Valuation Funds as determined by the Committee. The manner in which such elections shall be made and the frequency with which such elections may be changed and the manner in which such elections shall become effective shall be determined in accordance with the procedures to be adopted by the Committee or its delegates from time to time. As of the Effective Date, such elections may be made on a daily basis electronically, and such elections shall become effective on the date made or the next available Determination Date.

4.4.
Matching Contributions. The Company may, in its sole discretion, make a Matching Contribution to the Retirement Account of any Participant as approved by the HRC or the Board in its sole discretion, equal to the amount or formula determined by the HRC or the Board, in its sole discretion. Unless otherwise expressly provided by the HRC or the Board at the time of approval, the Matching Contribution shall be credited to the Retirement Account as soon as practical after the end of the Deferral Period, but in no event later than ninety (90) days after the close of such year. If made, Matching Contributions need not be uniform nor made to the Accounts of all Participants and a Participant who receives Matching Contributions in one year may not receive Matching Contributions in a subsequent year.

4.5.
Discretionary Contributions. In its sole discretion, the Company may make Discretionary Contributions to the Account of any Participant equal to the amount or formula determined by the HRC or the Board, in its sole discretion. Discretionary Contributions shall be credited at such times and in such amounts as approved by the HRC or the Board, in its sole discretion. Unless the HRC or the Board specifies otherwise at the time of approval, such Discretionary Contribution shall be allocated to the Retirement Account. If made, Discretionary Contributions need not be uniform nor made to the Accounts of all Participants and a Participant who receives a Discretionary Contribution in one year may not receive a Discretionary Contribution in a subsequent year.

4.6.	Determination of Accounts. Each Participant’s Account as of each Determination Date shall consist of the balance of the Account as of the immediately preceding Determination Date, adjusted as follows:

a)
New Deferrals. Each Account shall be increased by any deferred Compensation credited since such prior Determination Date in the proportion chosen by the Participant, except that no amount of new deferrals shall be credited to an In-Service Account at the same time that a distribution is to be made from that In-Service Account.

b)
Company Contributions. Each Retirement Account shall be increased by any Matching and/or Discretionary Contributions credited since such prior Determination Date as set forth above in Sections 4.4 and 4.5 or as otherwise directed by the HRC or the Board, at the time the Matching Contribution and/or Discretionary Contribution has been approved.

c)
Distributions. Each Account shall be reduced by the amount of each benefit payment made from that Account since the prior Determination Date. Distributions shall be deemed to have been made proportionally from each of the Valuation Funds maintained within such Account based on the proportion that such Valuation Fund bears to the sum of all Valuation Funds maintained within such Account for that Participant as of the Determination Date immediately preceding the date of payment.

d)
Interest. Each Account shall be increased or decreased by the Interest credited to such Account since such Determination Date as though the balance of that Account as of the beginning of the current month had been invested in the applicable Valuation Funds chosen by the Participant.

4.7.	Vesting of Accounts. Each Participant shall be vested in the amounts credited to such Participant’s Account and Interest thereon as follows:

a)	Amounts Deferred. A Participant shall be one hundred percent (100%) vested at all times in the amount of Compensation elected to be deferred under this Plan, including any Interest thereon.

b)	Matching Contributions. A Participant’s Matching Contributions and Interest thereon shall become vested as determined by the HRC or the Board, at the time the Matching Contribution has been approved.

c)
Discretionary Contributions. A Participant’s Discretionary Contributions and Interest thereon shall become vested as determined by the HRC or the Board, at the time the Discretionary Contribution has been approved.

4.8.
Statement of Accounts.    To the extent that the Company does not arrange for Account balances to be accessible online by the Participant, the Committee shall provide to each Participant a statement showing the balances in the Participant’s Account no less frequently than annually.

ARTICLE V - PLAN BENEFITS

5.1.	Retirement Account. The vested portion of a Participant’s Retirement Account shall be distributed to the Participant upon the termination of employment with the Employer.

a)	Timing of Payment. Subject to Section 5.6, benefits payable from the Retirement Account shall commence to be paid within sixty (60) days following the date of the Participant’s termination.

b)
Form of Payment. The form of benefit payment shall be that form selected by the Participant in the first Deferral Commitment which designated a portion of the Compensation deferred be allocated to the Retirement Account, and as permitted pursuant to Section 5.7 below, except that if the Participant terminates employment prior to Retirement, in which event, the Retirement Account shall be paid in the form of a lump sum payment. If the form of benefit payment selected provides for subsequent payments, subsequent payments shall be made on the anniversary of the initial payment.

5.2.	In-Service Account. The vested portion of a Participant’s In-Service Account shall generally be distributed to the Participant upon the date specified by the Participant.

a)
Timing of Payment. Benefits payable from the In-Service Account shall commence on April 1st of the year specified in the first Deferral Commitment which designated a portion of the Compensation deferred be allocated to the In-Service Account. In no event shall the date selected be earlier than the first day of the sixth calendar year following the initial filing of the Deferral Commitment with respect to that In-Service Account. In the event that the Participant terminates employment with the Employer prior to the date so specified, subject to Section 5.6, the benefits under this Section shall commence within sixty (60) days following the date of the Participant’s termination.

b)
Form of Payment. The form of benefit payment from the In-Service Account shall be that form selected by the Participant pursuant to Section 5.7, below, except that if the Participant terminates employment with the Employer prior to the date so specified, then the In-Service Account shall be paid in a lump sum.

c)
Change of Time and/or Form of Payment. The Participant may subsequently amend the form of payment or the intended date of payment to a date later than that date of payment in force immediately prior to the filing of such request, by filing such amendment with the Committee no later than twelve (12) months prior to the current date of payment. The Participant may file this amendment, provided that each amendment must provide for a payout as otherwise permitted under this Section at a date no earlier than five (5) years after the date of payment in force immediately prior to the filing of such request, and the amendment may not take effect for twelve (12) months after the request is made. For purposes of this Article, a payment of amounts under this Plan, including the payment of annual installments over a number of years, shall be treated as a single payment, as provided in Treas. Reg. §1-409A-2(b)(2)(iii).

5.3.
Distribution upon a Change in Control. In the event of a Change in Control, Participants shall receive a distribution equal to the balance of each Account as of the Change in Control. Such amount shall be payable in the form of a lump sum within thirty (30) days following such Change in Control.

5.4.
Death Benefit. Upon the death of a Participant prior to the commencement of benefits under this Plan from any particular Account, the Company shall pay to the Participant’s Beneficiary an amount equal to the vested Account balance in that Account in the form of a lump sum payment as soon as administratively possible, but in no event to exceed ninety (90) days following death. In the event of the death of the Participant after the commencement of benefits under this Plan from any Account, the benefits from that Account(s) shall be paid to the Participant’s designated Beneficiary from that Account at the same time and in the same manner as if the Participant had survived.

5.5.
Unforeseeable Emergency. Upon a finding that a Participant has suffered an Unforeseeable Emergency, upon written request of a Participant, the Committee may, in its sole discretion, terminate the existing Deferral Commitment, and/or make distributions from any or all of the Participant’s Accounts. The amount of such distribution shall be limited to the amount reasonably necessary to meet the Participant’s needs resulting from the Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such Unforeseeable Emergency is or may be relieved through the reimbursement or compensation by insurance, or otherwise or by liquidation of the Participant’s assets (to the extent that liquidation of such assets would not itself cause severe financial hardship). The amount of such distribution will not exceed the Participant’s vested Account balances. If payment is made due to Unforeseeable Emergency, the Participant’s deferrals under this Plan shall cease for the period of the Unforeseeable Emergency and for twelve (12) months thereafter. If the Participant is again eligible to participate, any resumption of the Participant’s deferrals under the Plan after such twelve (12) month period shall be made only at the election of the Participant in accordance with Article III herein.

5.6.
Payment to Specified Employees. Notwithstanding anything else to the contrary, payments of benefits from the Retirement Account, and benefits payable from an In-Service Account caused by the termination of employment (other than by reason of death) of a Participant who is determined to meet the definition of Specified Employee at the time of termination, the initial payment shall be made on the first day of the month immediately following the date that is six (6) months after the date otherwise provided, or the Participant’s death, if earlier.

5.7.
Form of Payment. Unless otherwise specified in this Article, the benefits payable from any Account under this Plan shall be paid in the form of benefit as provided below, and specified by the Participant in the Distribution Election applicable to that Account at the time of the initial deferral or credit to that Account. The permitted forms of benefit payments are:

a)	A lump sum amount which is equal to the vested Account balance; and

b)
Annual installments for a period of up to fifteen (15) years (or in the event of payment of the In-Service Account, a maximum of five (5) years) where the annual payment shall be equal to the balance of the Account immediately prior to the payment, multiplied by a fraction, the numerator of which is one (1) and the denominator of which commences at the number of annual payment initially chosen and is reduced by one (1) in each succeeding year. Interest on the unpaid balance shall be based on the most recent allocation among the available Valuation Funds chosen by the Participant, made in accordance with Section 4.3, above.

5.8.
Prohibition on Acceleration of Payments; Separate Payment Rule. The time or schedule of any payment or amount scheduled to be paid hereunder may not be accelerated except as otherwise permitted under section 409A of the Code and applicable guidance. For purposes of applying the provisions of section 409A of the Code, each separately identified amount to which a Participant is entitled to payment on a determinable date under the Plan shall be treated as a separate payment for purposes of applying the provisions of section 409A of the Code, except that installment payments of a separately identified amount shall be treated as a single payment.

5.9.
Withholding; Payroll Taxes. The Employer shall withhold from any payment made pursuant to this Plan any taxes required to be withheld from such payments under local, state or federal law. A Beneficiary, however, may elect not to have withholding of federal income tax pursuant to section 3405(a)(2) of the Code, or any successor provision thereto.

5.10.
Payments in Connection with a Domestic Relations Order. Notwithstanding anything to the contrary, to the extent permitted under Treas. Reg. §1.409A-3(j)(4)(ii) and other applicable guidance, the Company may make distributions to someone other than the Participant if such payment is necessary to comply with a domestic relations order, as defined in §414(p)(1)(B), involving the Participant.

5.11.
Payment to Guardian. If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of the property, the Committee may direct payment to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution. Such distribution shall completely discharge the Committee and Company and the Employer from all liability with respect to such benefit.

5.12.
Effect of Payment. The full payment of the applicable benefit under this Article V shall completely discharge all obligations on the part of the Company and any other Employer to the Participant (and the Participant’s Beneficiary) with respect to the operation of this Plan, and the Participant’s (and Participant’s Beneficiary’s) rights under this Plan shall terminate.

ARTICLE VI - BENEFICIARY DESIGNATION

6.1.
Beneficiary Designation. Each Participant shall have the right, at any time, to designate one (1) or more persons or entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of Participant’s death prior to complete distribution of the Participant’s vested Account balance. Each Beneficiary designation shall be in a written form prescribed by the Committee and shall be effective only when filed with the Committee during the Participant’s lifetime.

6.2.
Changing Beneficiary. Any Beneficiary designation may be changed by a Participant without the consent of the previously named Beneficiary by the filing of a new Beneficiary designation with the Committee.

6.3.
No Beneficiary Designation. If any Participant fails to designate a Beneficiary in the manner provided above, if the designation is void, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant’s benefits, the Participant’s Beneficiary shall be the person in the first of the following classes in which there is a survivor:

a)	First, the Participant’s surviving spouse;

b)
Second, the Participant’s children in equal shares, except that if any of the children predeceases the Participant but leaves surviving issue, then such issue shall take by right of representation the share the deceased child would have taken if living; and

c)	Lastly, the Participant’s estate.

6.4.	Effect of Payment. Payment to the Beneficiary shall completely discharge the Company’s and any other Employer’s obligations under this Plan.

ARTICLE VII - ADMINISTRATION

7.1.
Committee; Duties. This Plan shall be administered by the Committee, which shall consist of those individuals named by the Board. The Committee shall have the authority to make, interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as they may arise in such administration. A majority vote of the Committee members shall control any decision. Members of the Committee may be Participants under this Plan.

7.2.
Compliance with Section 409A of the Code. It is intended that the Plan comply with the provisions of section 409A of the Code, so as to prevent the inclusion in gross income of any amounts deferred hereunder in a taxable year that is prior to the taxable year or years in which such amounts would otherwise actually be paid or made available to Participants or Beneficiaries. This Plan shall be construed, administered, and governed in a manner that effects such intent, and the Committee shall not take any action that would be inconsistent with such intent. The Participant shall not be able to directly or indirectly control the timing of payment, except as expressly provided in this Plan and permitted by section 409A of the Code. In accordance with Treas. Reg. §1.409A-3(d), a distribution of benefits payable under the Plan that are payable on a designated payment date shall be treated as made on the designated payment date if the payment is made (i) at such date or a later date within the same calendar year, or if later, by the 15th day of the third month following the date designated in the Plan (provided the Participant may not, directly or indirectly, designate the year of payment), or (ii) at a date no earlier than thirty (30) days before the designated payment date (provided the Participant may not, directly or indirectly, designate the year of payment). Although the Committee shall use its best efforts to avoid the imposition of taxation, interest and penalties under section 409A of the Code, the tax treatment of deferrals under this Plan is not warranted or guaranteed. Neither the Company, the Employer, the Board, the HRC, any director, officer, employee and advisor, nor the Committee (nor its designee) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant, Beneficiary or other taxpayer as a result of the Plan. For purposes of the Plan, the phrase “permitted by section 409A of the Code,” or words or phrases of similar import, shall mean that the event or circumstance shall only be permitted to the extent it would not cause an amount deferred or payable under the Plan to be includible in the gross income of a Participant or Beneficiary under section 409A(a)(1) of the Code.

7.3.
Agents. The Board, HRC and the Committee may, from time to time, employ agents and delegate to them such administrative duties as they see fit, and may from time to time consult with counsel who may be counsel to the Company.

7.4.
Binding Effect of Decisions. The decision or action of the Board, HRC and the Committee, as applicable, with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

7.5.
Indemnity of Committee. The Company shall indemnify and hold harmless the members of the Committee, the Board and the HRC against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such member’s service on the Committee, the Board or the HRC, except in the case of gross negligence or willful misconduct.

ARTICLE VIII - CLAIMS PROCEDURE

8.1.
Claim. Any person or entity claiming a benefit, requesting an interpretation or ruling under the Plan (hereinafter referred to as “Claimant”), or requesting information under the Plan shall present the request in writing to the Committee. The Committee shall respond in writing as soon as practical, but in no event later than ninety (90) days after receiving the initial claim, unless the Committee determines that special circumstances require an extension of time for processing the claim, in which case the Committee may have up to an additional ninety (90) days to process the claim. If the Committee determines that an extension of time for processing is required, the Committee shall furnish written or electronic notice of the extension to the Claimant before the end of the initial ninety (90) day period. Any notice of extension shall describe the special circumstances necessitating the additional time and the date by which the Committee expects to render its decision.

8.2.	Denial of Claim. If the claim or request is denied, the written notice of denial shall state:

a)	The specific reasons for the denial;

b)	Reference to the specific Plan provisions on which the denial is based;

c)	A description of any additional material or information required and an explanation of why it is necessary; and

d)	An explanation of the Plan’s claim review procedure and the time limits applicable to such procedures.

8.3.
Review of Claim. Any Claimant whose claim or request is denied or who has not received a response within ninety (90) days (or by the end of the extension period as described in Section 8.1) may request a review by notice given in writing to the Committee. Such request must be made within sixty (60) days after receipt by the Claimant of the written notice of denial, or in the event Claimant has not received a response within ninety (90) days after receipt by the Committee of Claimant’s claim or request (or by the end of the extension period as described in Section 8.1), within sixty (60) days after the end of such applicable ninety (90) day period. The claim or request shall be reviewed by the Committee which may, but shall not be required to, grant the Claimant a hearing. On review, the Claimant may have representation, examine (without charge) pertinent documents, and submit written comments, documents, records and other information in writing to the Committee. The Committee shall take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the initial benefit determination.

8.4.
Final Decision. The decision on review shall normally be made within sixty (60) days after the Committee’s receipt of claimant’s claim or request, unless special circumstances require an extension of time for processing, in which case a decision will be rendered not later than one hundred twenty (120) days after receipt of a request for appeal. A notice of such an extension must be provided to the Claimant within the initial sixty (60) day period and must explain the special circumstances and provide an expected date of decision. If an extension of time is required for a hearing or other special circumstances, the Claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall set forth: (a) the specific reasons for denial, with reference to the specific Plan provisions on which the denial is based; and (b) a statement that the Claimant may receive on request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits. All decisions on review shall be final and bind all parties concerned.

8.5.
Claims Procedures Mandatory. The internal claims procedures set forth herein are mandatory. If a Claimant fails to follow these claims procedures, or to timely file a request for appeal in accordance with the claims procedures, the denial of the claim shall become final and binding on all persons for all purposes.

ARTICLE IX - AMENDMENT AND TERMINATION OF PLAN

9.1.
Amendment. The Board or the HRC may at any time amend the Plan by written instrument, notice of which is given to all Participants and to any Beneficiary receiving installment payments, except that no amendment shall reduce the amount vested or accrued in any Account as of the date the amendment is adopted. In addition, any amendment which adds a distribution event to the Plan shall not be effective with respect to Accounts already established as of the time of such amendment.

9.2.
Company’s Right to Terminate. The Board may, in its sole discretion, terminate the entire Plan, or any portion therefore, but only as permitted by and in accordance with the provisions of section 409A of the Code and related treasury regulations, including Treas. Reg. §1.409A-3(j)(4)(ix).

ARTICLE X - MISCELLANEOUS

10.1.
Unfunded Plan. This plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly-compensated employees” within the meaning of sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.

10.2.
Unsecured General Creditor. Notwithstanding any other provision of this Plan, Participants and Participants’ Beneficiary shall be unsecured general creditors, with no secured or preferential rights to any assets of Company or any other Employer or any other party for payment of benefits under this Plan. Any property held by Company for the purpose of generating the cash flow for benefit payments shall remain its general, unpledged and unrestricted assets. The Company’s obligation under the Plan shall be an unfunded and unsecured promise to pay money in the future.

10.3.
Trust Fund. The Company shall be responsible for the payment of all benefits provided under the Plan. At its discretion, the Company may establish one (1) or more trusts, with such trustees as the Board, HRC or the Committee may approve, for the purpose of assisting in the payment of such benefits. The assets of any such trust shall be held for payment of all Company’s general creditors in the event of insolvency. To the extent any benefits provided under the Plan are paid from any such trust, Company shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of Company.

10.4.	Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

10.5.
Not a Contract of Employment. This Plan shall not constitute a contract of employment between Company or any other Employer and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of the Employer or to interfere with the right of the Employer to discipline or discharge a Participant at any time.

10.6.
Protective Provisions. A Participant will cooperate with Company by furnishing any and all information requested by Company, in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as Company may deem necessary and taking such other action as may be requested by Company.

10.7.	Governing Law. The provisions of this Plan shall be construed and interpreted according to the laws of the State of Delaware, except as preempted by federal law.

10.8.
Validity. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

10.9.
Notice. Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Committee shall be directed to the Company’s address. Mailed notice to a Participant or Beneficiary shall be directed to the individual’s last known address in company’s records.

10.10.
Successors. The provisions of this Plan shall bind and inure to the benefit of Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Company, and successors of any such corporation or other business entity.